Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE                                CONTACT:  Lee Brown
                                                               (719) 481-7213
                                                        lee.brown@ramtron.com

              RAMTRON ANNOUNCES FOUNDRY AGREEMENT WITH IBM

COLORADO SPRINGS, CO - February 12, 2009 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, today announced that it has entered into a foundry services agreement with IBM. The companies plan to install Ramtron's F-RAM semiconductor process technology in IBM's Burlington, Vermont, advanced wafer manufacturing facility. Once installed, the new foundry supply will serve as a foundation for the introduction of new and cost effective high-performance F-RAM semiconductor products.

"We look forward to increased manufacturing capacity through our foundry relationship with IBM to help meet the growing demand for Ramtron's unique F-RAM semiconductor products," said Bob Djokovich, Ramtron COO. "This new world-class foundry will provide a flexible and cost effective manufacturing platform for our new product development initiatives, which will drive new market opportunities for Ramtron. We have high confidence in IBM Microelectronics and believe that the addition of their process development and foundry services will help Ramtron serve the future needs of F-RAM customers around the world."

"We are pleased to help facilitate the expansion of Ramtron's F-RAM product offerings," said John DiToro, vice president, semiconductor manufacturing, IBM Systems and Technology Group. "The vast array of IP blocks available through IBM foundry services can provide Ramtron with a great deal of product development flexibility. We look forward to working with Ramtron to help the company reach its manufacturing and product development objectives."

Ramtron expects to generate first production wafers during 2010 on the IBM 0.18-micron wafer manufacturing process. IBM will become Ramtron's third foundry supplier for its F-RAM semiconductor products, along with Fujitsu Limited and Texas Instruments.

In tandem with the foundry agreement, Ramtron is in the process of establishing an $11.0 million loan facility through Silicon Valley Bank to fund the capital and development costs in connection with the foundry relationship with IBM. In addition, Ramtron is working with Silicon Valley Bank to extend the company's revolving line of credit (LOC) until March of 2012, and increase the amount that can be borrowed under the LOC to a total of $5.0 million. Ramtron's existing LOC allows for borrowings of up to $4.0 million. To date, Ramtron has no amount outstanding on its line of credit. The new loan facility is expected to close during the first quarter of 2009.

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About IBM
---------

For further information about IBM Microelectronics, visit http://www.ibm.com/chips.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets worldwide. For more information, visit www.ramtron.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are "forward-looking statements". These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron's Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this report are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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